Exhibit 2.609 - Sixth Amendment to the Accounts Pledge Agreement dated 25 November 2013 between SIG Combibloc do Brasil Ltda as grantor and The Bank of New York Mellon as collateral agent

SIXTH AMENDMENT TO THE ACCOUNTS PLEDGE AGREEMENT
between
The Bank of New York Mellon
as Collateral Agent for the benefit of the Secured Parties under the First Lien Intercreditor Agreement
and
SIG Combibloc do Brasil Ltda.
as Grantor

Dated as of 25 November, 2013

SIXTH AMENDMENT TO THE ACCOUNTS PLEDGE AGREEMENT
This Sixth Amendment to the Accounts Pledge Agreement (the “Amendment”) is made as of 25 November, 2013 by and among:
(a)    The Bank of New York Mellon, a financial institution duly organized and existing under the laws of the State of New York, with its registered office at 101 Barclay Street, 4E, New York, NY 12086, USA, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under n° 09.214.177/0001-65, acting exclusively in the capacity as collateral agent of and for the benefit of the Secured Parties under the First Lien Intercreditor Agreement (together with its successors and permitted assignees in such capacity, the “Collateral Agent”); and
(b)    Sig Combibloc do Brasil Ltda., a limited liability company duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of São Paulo, State of São Paulo, at Rua Funchal, n° 418, Edificio e-Tower, 14th floor, Vila Olímpia, CEP 04551-060, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under n° 01.861.489/0001-59, herein represented in accordance with its Charter Documents (together with its successors and permitted assignees, the “Grantor”);
WHEREAS, on March 30, 2010, the parties hereto entered into the Accounts Pledge Agreement (the “Pledge Agreement”).
WHEREAS, the Pledge Agreement was amended by (i) the Amendment to the Accounts Pledge Agreement dated of May 4, 2010, in respect of an Amendment No. 2 and Incremental Term Loan Assumption Agreement dated May 4, 2010, (ii) the Second Amendment to the Accounts Pledge Agreement dated of November 16, 2010, in respect of an Amendment No. 3 and Incremental Term Loan Assumption Agreement dated September 30, 2010 and a Senior Secured Notes Indenture dated October 15, 2010, (iii) the Third Amendment to the Accounts Pledge Agreement dated of March 2, 2011, in respect of an Amendment No. 4 and Incremental Term Loan Assumption Agreement dated February 9, 2011 and the February 2011 Secured Notes Indenture, (iv) the Fourth Amendment to the Accounts Pledge Agreement date of September 8, 2011, in respect of an Amendment No. 6 and Incremental Term Loan Assumption Agreement dated August 9, 2011 and the August 2011 Secured Notes Indenture, (v) the Fifth Amendment to the Accounts Pledge Agreement date of November 7, 2012 in respect of an Amendment No. 7 and Incremental Term Loan Assumption Agreement dated September 28, 2012 and the September 2012 Secured Notes Indenture;
WHEREAS, pursuant to the terms set forth in clause 5 (b) of the Pledge Agreement, the parties hereto have agreed to amend the Pledge Agreement in order to grant a perfected first priority security interest in additional assets to the Secured Parties, represented by the Collateral Agent, to the extent permitted under Applicable Law;
NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used and not otherwise defined in this Amendment are used herein and in any notice given under this Amendment with the same meanings ascribed to such terms in the Pledge Agreement or any of its amendments. All terms defined in this Amendment shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
2.    Amendment. The Grantor hereby pledges its credit rights against Banco Itaú BBA S.A. with respect to bank account number 02159-0, branch 7130, to the Secured Parties, represented by the Collateral Agent (“Additional Pledged Account”). The Additional Pledged Account is hereby included in the consolidated Pledged Assets list of Exhibit 1 attached hereto (collectively, the “Pledged Assets”) to the Collateral Agent, for the benefit of the Secured Parties so that all rights and obligations of the parties under or pursuant to the Pledge Agreement shall apply mutatis mutandis to such Pledged Assets. Exhibit 1 to the Pledge Agreement is hereby replaced with Exhibit 1 as follows:

Bank and Branch	Account Number
HSBC Bank Brasil S.A., branch 1652 Alameda Vicente Pinzon, 162 - Vila Olimpia São Paulo - SP - CEP: 04547-130	17283-35 (or any other account created or to be created in connection with this account, including any restrict account “Conta Vinculada”)
Banco Itaú BBA S.A., branch 7130 Rua Direita, 137 - Centro - São Paulo - SP - CEP 01002-001	02159-0
3.Registration of this Amendment. The Grantor shall, at its own expense, no later than twenty (20) days from the execution date of this Amendment, (i) cause the signature of the parties who have signed this Amendment outside Brazil to be notarized by a public notary and consularized at the local Brazil consulate, (ii) cause this Amendment to be translated into Portuguese by a public sworn translator (tradutor público juramentado) and (iii) have this Amendment, together with its sworn translation (tradução juramentada) into Portuguese, annotated at the margin of the registration of the Pledge Agreement with the competent Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos) in Brazil pursuant to Article 128 of Law No. 6,015 of December 31, 1973. The Grantor shall, promptly after such registration, deliver to the Collateral Agent evidence of such registration in form and substance satisfactory to the Collateral Agent. All expenses incurred in connection with such registrations shall be borne by the Grantor.
Notwithstanding the foregoing, the Collateral Agent, at its sole discretion, may decide to undertake any of the registrations, translations, filings and other formalities described herein if Grantor fails to do so, whereupon the Grantor shall reimburse the Collateral Agent promptly for any and all costs and expenses incurred by it related to such registrations, translations, filings and other formalities in accordance with the provisions of the Principal Finance Documents.
4.    Representations and Warranties, The Grantor represents and warrants to each Secured Party as of the date hereof, and as of the date of any amendment in accordance with Section 5(b) of the Pledge Agreement (with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date) and subject to the provisions of the Principal Finance Documents, that:
(a)    the representations and warranties made by the Grantor as Loan Party in Section 3.01 (Organization; Powers), 3.02 (Authorization), 3.03 (Enforceability), 3.06 (No Material Adverse Change), 3.09 (Litigation, Compliance with Laws), 3.10 (Agreements), 3.19 (Security Documents) and 3.22 (Solvency) of the Credit Agreement, are true and accurate as regards the Grantor and this Pledge Agreement (or any amendment, as the case may be);
(b)    (i) Exhibit 1 hereto sets forth all the bank accounts held by the Grantor and all the banks with which the Grantor keeps bank accounts and (ii) the Grantor is the legal and record owner of the credit rights associated with the Pledged Accounts, free of any and all Liens except for the Lien created hereunder and those permitted under the Principal Finance Documents;
(c)    the power of attorney granted by the Grantor in connection with the Pledge Agreement has been duly and validly executed and delivered and gives the Collateral Agent the rights and authority it purports to give.
5,    Effectiveness of the Pledge Agreement. All the provisions of the Pledge Agreement not expressly amended as a result of this Amendment shall remain in full force and effect.
6.    Governing Law; Jurisdiction. This Amendment shall be governed by and construed and interpreted in accordance with the laws of Brazil. The parties irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, any action or proceeding to resolve any dispute or controversy related to or arising from this Amendment and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts, with the express waiver of the jurisdiction of any other court, however privileged it may be.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed in the presence of the undersigned witnesses.
SIG Combibloc do Brasil Ltda.
By:     /s/ Rodrigo Dabus Salomão
Name:    Rodrigo Dabus Salomão
Title:    Diretor Financeiro

RG.22.714.762-5 SSP/5P
CPF.252.650.378-70
By:     /s/ Ricardo Lanca Rodriguez
Name:    Ricardo Lanca Rodriguez
Title:    Diretor Executivo
RG.21.461.698-8
The Bank of New York Mellon, as Collateral Agent acting as agent of and for the benefit of the Secured parties
By:    /s/ Joaquim José Aceturi de Oliviera
Name:    Joaquim José Aceturi de Oliviera
Title:    attorney-in-fact
WITNESSES:
/s/ Rita Scorzo
Name:    Rita Scorzo
ID:    RG.19.144.022-X
CPF.104.407.778-60
/s/ María Cecilia Oliveira da Cunha
Name:    María Cecilia Oliveira da Cunha
ID    RG.19.284.313-8-SSP/SP
CPF.143.057.168-36

Doc. n°. 2335 Livro RJ.001    p. 1
Eu, abaixo assinado, Tradutor Público e Intérprete Comercial, com fé pública em todo o Território Nacional, nomeado pela Junta Comercial do Estado do Rio de Janeiro e nela matriculado sob o n° 253, CERTIFICO e DOU FÉ que me foi apresentado um documento em língua inglesa a fim de ser par mim traduzido para o português, o que cumpro, em razão do meu officio, como segue: ---------
--SEXTO ADITAMENTO DO CONTRATO DE PENHOR DE CONTAS-
----------------------------------------ENTRE O ----------------------------------------
---------------------THE BANK OF NEW YORK MELLON --------------------
Na qualidade de Agente da Garantia para o beneficio das
Partes Garantidas sob o Acordo entre Credores
Pignoraticios de Primeiro Grau -------------------------------------------------------
----------------------------------------------e a --------------------------------------------
--------------------SIG COMBIBLOC DO BRASIL LTDA. ----------------------
------------------------------Na qualidade de Outorgante -----------------------------

------------------------- Datado de 25 de novembro de 2013 -----------------------
-----------------------------------------------------------------------------------------------
-SEXTO ADITAMENTO DO CONTRATO DE PENHOR DE CONTAS -
Este Sexto Aditamento do Contrato de Penhor de Contas
(doravante denominado “Aditamento”) e celebrado em 25 de
novembro de 2013 entre o: ----------------------------------------------------
(a) THE BANK OF NEW YORK MELLON, uma instituição
financeira devidamente constituída e com existência
válida perante as leis do Estado de Nova York, com
escritório registrado em 101 Barclay Street, 4E, Nova
York, NY 12086, EUA, inscrito no Cadastro Nacional de
Pessoas Jurídicas do Ministério da Fazenda (CNPJ/MF) sob

Doc. n°. 2335 Livro RJ.001    p. 2
o n° 09.214.177/0001-65, agindo exclusivamente na
qualidade de agente da garantia e para o beneficio das
Partes Garantidas sob o Acordo Entre Credores
Pignoratícios de Primeiro Grau (juntamente com seus
sucessores e cessionários permitidos nessa qualidade, o
“Agente da Garantia”); e a -----------------------------------------------------
(b) SIG COMBIBLOC DO BRASIL LTDA., uma sociedade de responsabilidade limitada devidamente constituída e com existência válida perante as leis do Brasil, com
escritório registrado na Cidade de São Paulo, Estado de
São Paulo, na Rua Funchal, n° 418, Edifício e-Tower, 14°
andar, Vila Olímpia, CEP 04551-060, inscrita no Cadastro
Nacional de Pessoas Jurídicas do Ministério da Fazenda
(CNPJ/MF) sob o n° 01.861.489/0001-59, representada neste
instrumento em conformidade corn seus Documentos
Constitutivos (juntamente com seus sucessores e
cessionários permitidos, a “Outorgante”); ---------------------------------
CONSIDERANDO QUE em 30 de março de 2010 as partes do
presente celebraram o Contrato de Penhor de Contas
(doravante denominado “Contrato de Penhor”); -------------------
CONSIDERANDO QUE o Contrato de Penhor foi alterado pelo
(i) Aditamento do Contrato de Penhor de Contas, datado de
4 de maio de 2010, com relagdo ao Aditamento No. 2 e

Doc. no. 2335 Livro RJ.001    p. 3
Termos e Condições Suplementares ao Contrato de Assunção

de Financiamento, datado de 4 de maio de 2010, (ii)
Segundo Aditamento do Contrato de Penhor de Contas,
datado de 16 de novembro de 2010, com relação ao
Aditamento No. 3 e Termos e Condições Suplementares ao
Contrato de Assunção de Financiamento, datado de 30 de
setembro de 2010 e uma Escritura de Emissão das Notas
Garantidas Não Subordinadas, datada de 15 de outubro de
2010, (iii) Terceira Aditamento do Contrato de Penhor de
Contas, datado de 2 de março de 2011, com relação ao
Aditamento No. 4 e Termos e Condições Suplementares ao
Contrato de Assunção de Financiamento, datado de 9 de
fevereiro de 2011, e a Escritura de Emissão das Notas
Garantidas de Fevereiro de 2011, (iv) Quarto Aditamento
do Contrato de Penhor de Contas, datado de 8 de setembro
de 2011, com relação ao Aditamento No. 6 e Termos e
Condições Suplementares ao Contrato de Assunção de
Financiamento, datado de 9 de fevereiro de 2011, e a
Escritura de Emissao das Notas Gai.antidas de Agosto de
2011, e (v) Quinto Aditamento do Contrato de Penhor de
Contas, datado de 7 de novembro de 2012, com relação ao
Aditamento No. 7 e Termos e Condições Suplementares ao
Contrato de Assunção de Financiamento, datado de 28 de

Doc. n°. 2335 Livro RJ.001    p. 4
setembro de 2012, e a Escritura de Emissão das Notas
Garantidas de Setembro de 2012. -----------------------------------------
CONSIDERANDO QUE, de acordo com os termos estabelecidos
na cláusula 5(b) do Contrato de Penhor, as partes do
presente concordaram em aditar o Contrato de Penhor a fim
de conceder um direito real de garantia de primeira
prioridade aperfeiçoado nos ativos adicionais das Partes
Garantidas, representadas pelo Agente da Garantia, à
medida do permitido pela Lei Aplicável; ------------------------------
ISTO POSTO, em razão das contraprestações representadas
pelas premissas acima e pelas avenças mútuas contidas
neste instrumento, as partes do presente acordam o
seguinte: ---------------------------------------------------------------------------------
1. Termos Definidos. Os termos em maiúsculas empregados e

não definidos de outro modo neste Aditamento são
empregados neste instrumento, e em qualquer aviso
fornecido de acordo com este Aditamento, com os mesmos
significados atribuídos a eles no Contrato de Penhor ou
em quaisquer de seus aditamentos. Todos os termos
definidos neste Aditamento terao os significados
definidos contidos neste instrumento quando empregados em
qualquer certificado ou outro documento feito ou entregue
de acordo com este instrumento, a menos que tenha sido

Doc. n°. 2335 Livro RJ.001    p. 5
definido de outra forma nos mesmos. -------------------------------------------
2. Aditamento. A Outorgante, por meio deste instrumento,
empenha seas direitos creditórios referentes ao Banco
Itaú BBA S.A. relativos à conta bancária número 02159-0,
agência 7130, às Partes Garantidas, representadas pelo
Agente da Garantia (“Conta Empenhada Adicional”). A Conta
Empenhada Adicional é, por meio deste instrumento,
incluída na lista dos Ativos Empenhados consolidados
contida no Anexo 1 anexado ao presente (coletivamente
denominados “Ativos Empenhados”) ao Agente da Garantia,
para benefício das Partes Garantidas de modo quo todos os
direitos e obrigações das partes no ou de acordo com o
Contrato de Penhor sejam aplicadas mutatis mutandis a
tais Ativos Empenhados. O Anexo 1 do Contrato de Penhor
é, por meio deste instrumento, substituido pelo Anexo 1
abaixo: -------------------------------------------------------------------------------------

BANCO E AGÊNCIA	NUMERO DA CONTA
HSBC Bank Brasil S.A., agência 1652 Alameda Vicente Pinzon, 162 - Vila Olimpia - São Paulo - SP - CEP: 04547-130	17283-35 (ou qualquer outra conta criada ou a ser criada com relação a esta conta, incluindo qualquer Conta Vinculada)
Banco Itad BBA S.A., agência 7130 Rua Direita, 137 - Centro - São Paulo - SP - CEP 01002-001	02159-0
3. Registro deste Aditamento. A Outorgante irá, às suas

Doc. n°. 2335 Livro RJ.001    P. 6

expensas, em até vinte (20) dias da data da assinatura
deste Aditamento, (i) fazer com que a assinatura das
partes que assinaram este Aditamento fora do Brasil sejam
reconhecidas por um tabelião público e legalizadas no
Consulado Brasileiro mais próximo, (ii) fazer com que
este Aditamento seja traduzido para a lingua portuguesa
por um tradutor público juramentado, e (iii) fazer com
que este Aditamento, junto com a tradução juramentada
para a língua portuguesa, seja anotado na margem do
registro do Contrato de Penhor junto ao Cartório de
Registro de Titulos e Documentos competente no Brasil, de
acordo com o Artigo 128 da Lei No. 6.015 de 31 de
dezembro de 1973. A Outorgante deverá prontamente, após
tal registro, fornecer ao Agente da Garantia a prova do
registro, em forma e substância razoavelmente
satisfatórias para o Agente da Garantia. Todas as
despesas incorridas com relação a tais registros serão
arcadas pela Outorgante. ----------------------------------------------------------
Não obstante o precedente, o Agente da Garantia, a seu
critério exclusivo, poderá decidir incumbir-se de
quaisquer dos registros, traduções, apresentações e
outras formalidades descritas neste instrumento caso a
Outorgante deixe de fazê-los, pelos quais a Outorgante
deverá reembolsar o Agente da Garantia prontamente por

Doc. n°. 2335 Livro RJ.001    P. 7
quaisquer custos e despesas incorridas pelo mesmo
relacionadas a esses registros, traduções, apresentações
e outras formalidades de acordo com as provisões dos
Principals Documentos do Financiamento. --------------------------------
4. Declaracoes e Garantias. A Outorgante declara
garante a cada Parte Garantida, na data do presente, e na
data de qualquer aditamento em conformidade com a Seção
5(b) do Contrato de Penhor (com o mesmo efeito como se
tivesse sido feita em tal data, exceto na medida em que
tais declarações e garantias refiram-se expressamente a
uma data anterior), e sujeita às disposições contidas nos
Principals Documentos do Financiamento, que:-------------------------------

(a) as declarações e garantias feitas pela Outorgante, na
qualidade de Parte do Empréstimo, contidas na Seção 3.01
(Constituição; Poderes), 3.02 (Autorização), 3.03
(Exigibilidade), 3.06 (Ausência de Mudança Relevante
Adversa), 3.09 (Litigio, Cumprimento das Leis), 3.10
(Contratos), 3.19 (Documentos da Garantia) e 3.22
(Solvência) do Contrato de Crédito, são verdadeiras e
precisas no que diz respeito à Outorgante e a este
Contrato de Penhor (ou qualquer aditamento, conforme o
caso); -------------------------------------------------------------------------------------
(b)    (1) o Anexo 1 do presente apresenta todas as contas
bancdrias mantidas pela Outorgante e todos os bancos nos

Doc. n°. 2335 Livro RJ.001    P. 8
quais a Outorgante mantém contas e (ii) a Outorgante é a
titular legal e registrada dos direitos creditórios
associados às Contas Empenhadas, livres de todos e
quaisquer Gravames, exceto o Gravame criado de acordo com
o presente e aqueles permitidos nos Principais Documentos
do Financiamento; -------------------------------------------------------------------
(c) a procuração concedida pela Outorgante com relação ao
Contrato de Penhor foi devida e validamente assinada e
entregue, e confere ao Agente da Garantia os direitos e a
autoridade que ela pretende conferir. ---------------------------------
5. Validade do Contrato de Penhor. Todas as disposições
do Contrato de Penhor não expressamente aditadas, como
resultado deste Aditamento, permanecerão em pleno vigor e
efelto. ------------------------------------------------------------------------------------
6. Lei Vigente; Jurisdição. Este Aditamento será regido e
interpretado em conformidade com as leis do Brasil. As
partes irrevogavelmente submetem às jurisdições dos
tribunais atuando na cidade de São Paulo, Estado de São
Paulo, Brasil, qualquer ação ou processo para resolver
qualquer disputa ou controvérsia relativa ou decorrente
deste Aditamento, e as partes irrevogavelmente concordam
que todas as relvindicações com respeito a uma ação ou
processo poderão ser ouvidas e determinadas nesses
tribunals, com a renúncia expressa da jurisdição de

Doc. n°. 2335 Livro RJ.001    P. 9
qualquer outro tribunal, não importa quão privilegiado
ele seja. ---------------------------------------------------------------------------------
EM TESTEMUNHO DO QUE, as partes fizeram com que este
Aditamento fosse devidamente assinado na presença das
testemunhas abaixo assinadas. ------------------------------------------------
SIG COMBIBLOC DO BRASIL LTDA. ------------------------------------------
Por: [Consta assinatura] --------------------------------------------------
Nome: Rodrigo Dabus Salomao ------------------------------------------------
Cargo: Diretor. Financeiro --------------------------------------------------
RG: 22.714.762-5 SSP-SP - CPF: 252.650.378-70 -------------------------
Por: [Consta assinatura] --------------------------------------------------------
Nome: Ricardo Langa Rodriguez ----------------------------------------------
Cargo: Diretor Executivo ---------------------------------------------------------
RG: 21.461.698-8 ---------------------------------------------------------------------
THE BANK OF NEW YORK MELLON, na qualidade de Agente da
Garantia, agindo como agente e para o beneficio das
Partes Garantidas. ----------------------------------------------------------------
Por: [Consta assinatura] -----------------------------------------------------------
Nome: Joaquim Jose Aceturi de Oliveira -----------------------------------
Cargo: Procurador ---------------------------------------------------------------------
TESTEMUNHAS: ----------------------------------------------------------------------
[Consta assinatura] ------------------------------------------------------------------
Nome: Rita Scorzo ----------------------------------------------------------------
Identidade: RG: 19.144.022-X - CPF: 104.407.778-60 -------------------

Doc. n°. 2335 Livro RJ.001    P. 10
[Consta assinatura] --------------------------------------------------------------------
Name: Maria Cecilia Oliveira da Cunha ------------------------------------
Identidade: RG: 19.284.313-8 SSP/SP - CPF: 143.057.168-36 -----------------
[Consta uma rubrica em todas as paginas do documento] -----
---------------------------------------------------------------------------------------------
Reconheciinento de Firma: ---------------------------------------------------------
N° 1: Consta reconhecimento da assinatura de Joaquim Jose Aceturi de Oliveira, expedido pelo Cartório do 11°
Tabelião de Notas do Estado de São Paulo, em 25 de
novembro de 2013. ------------------------------------------------------------
N° 2: Consta reconhecimento das assinaturas de Ricardo

Lança Rodriguez e Rodrigo Dabus Salomão, expedido pelo
20° Tabelião de Notas do Estado de São Paulo (Capital),
em 10 de dezembro de 2013. ---------------------------------------------
Por Tradução Conforme, Rio de Janeiro, 12 de dezembro de
2013. -------------------------------------------------------------------------------------